                                                                     EXHIBIT 4.2

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                               GUARANTEE AGREEMENT


                            DATED AS OF JULY 31, 2001


                                 BY AND BETWEEN


                             COMERICA INCORPORATED,
                                  AS GUARANTOR


                                       AND


              CHASE MANHATTAN TRUST COMPANY, NATIONAL ASSOCIATION,
                                   AS TRUSTEE






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




                            CROSS REFERENCE TABLE(1)

Section of Trust                                                                                         Section of
Indenture Act of                                                                                          Guarantee
1939, as amended                                                                                          Agreement
----------------                                                                                          ---------
310(a).......................................................................................................4.1(a)
310(b)..................................................................................................2.8; 4.1(c)
310(c).................................................................................................Inapplicable
311(a).......................................................................................................2.2(b)
311(b).......................................................................................................2.2(b)
311(c).................................................................................................Inapplicable
312(a)..................................................................................................2.2(a); 2.9
312(b)..................................................................................................2.2(b); 2.9
312(c)..........................................................................................................2.9
313(a)..........................................................................................................2.3
313(b)..........................................................................................................2.3
313(c)..........................................................................................................2.3
313(d)..........................................................................................................2.3
314(a)..........................................................................................................2.4
314(b).................................................................................................Inapplicable
314(c)..........................................................................................................2.5
314(d).................................................................................................Inapplicable
314(e)..........................................................................................................2.5
314(f).................................................................................................Inapplicable
315(a)...............................................................................................3.1(d); 3.2(a)
315(b).......................................................................................................2.7(a)
315(c).......................................................................................................3.1(c)
315(d).......................................................................................................3.1(d)
316(a)..................................................................................................2.6; 5.4(a)
316(b)......................................................................................................... 5.3
316(c)................................................................................................ Inapplicable
317(a).........................................................................................................2.10
317(b).................................................................................................Inapplicable
318(a).......................................................................................................2.1(b)


--------
(1) This Cross-Reference Table does not constitute part of the Agreement and shall not have any bearing upon the interpretation of any of its terms or provisions.

                                TABLE OF CONTENTS

                                                                                                                PAGE
ARTICLE 1 INTERPRETATION AND DEFINITIONS..........................................................................1

         SECTION 1.1.               Interpretation and Definitions................................................1

ARTICLE 2 TRUST INDENTURE ACT.....................................................................................5

         SECTION 2.1.               Trust Indenture Act; Application..............................................5

         SECTION 2.2.               Lists of Holders of Securities................................................5

         SECTION 2.3.               Reports by Guarantee Trustee..................................................5

         SECTION 2.4.               Periodic Reports to Guarantee Trustee.........................................5

         SECTION 2.5.               Evidence of Compliance with Conditions Precedent..............................5

         SECTION 2.6.               Guarantee Event of Default; Waiver............................................6

         SECTION 2.7.               Guarantee Event of Default; Notice............................................6

         SECTION 2.8.               Conflicting Interests.........................................................6

         SECTION 2.9.               Disclosure of Information.....................................................6

         SECTION 2.10.              Guarantee Trustee May File Proofs of Claim....................................6

ARTICLE 3 POWERS, DUTIES AND RIGHTS OF GUARANTEE TRUSTEE..........................................................7

         SECTION 3.1.               Powers and Duties of Guarantee Trustee........................................7

         SECTION 3.2.               Certain Rights of Guarantee Trustee...........................................8

         SECTION 3.3.               Not Responsible for Recitals or Issuance of Guarantee........................10

ARTICLE 4 GUARANTEE TRUSTEE......................................................................................10

         SECTION 4.1.               Guarantee Trustee; Eligibility...............................................10

         SECTION 4.2.               Appointment, Removal and Resignation of Guarantee Trustee....................11

ARTICLE 5 GUARANTEE..............................................................................................12

         SECTION 5.1.               Guarantee....................................................................12

         SECTION 5.2.               Waiver of Notice and Demand..................................................12

         SECTION 5.3.               Obligations Not Affected.....................................................12

         SECTION 5.4.               Rights of Holders............................................................13

         SECTION 5.5.               Guarantee of Payment.........................................................13

         SECTION 5.6.               Subrogation..................................................................14

         SECTION 5.7.               Independent Obligations......................................................14

         SECTION 5.8.               Waiver Under Indenture and Debentures........................................14

ARTICLE 6 LIMITATION OF TRANSACTIONS; SUBORDINATION..............................................................14

         SECTION 6.1.               Limitation of Transactions...................................................14

         SECTION 6.2.               Ranking......................................................................15

         SECTION 6.3.               Subordination of Common Securities...........................................15

ARTICLE 7 TERMINATION............................................................................................15

ARTICLE 8 INDEMNIFICATION........................................................................................15

         SECTION 8.1.               Exculpation..................................................................15

         SECTION 8.2.               Indemnification..............................................................16

ARTICLE 9 MISCELLANEOUS..........................................................................................16

         SECTION 9.1.               Successors and Assigns.......................................................16

         SECTION 9.2.               Amendments...................................................................16

         SECTION 9.3.               Notices......................................................................16

         SECTION 9.4.               Benefit......................................................................17

         SECTION 9.5.               Governing Law................................................................17

                               GUARANTEE AGREEMENT


                  This GUARANTEE AGREEMENT (the "Guarantee"), dated as of July 31, 2001, is executed and delivered by COMERICA INCORPORATED, a Delaware corporation (the "Guarantor"), and CHASE MANHATTAN TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association, as trustee (the "Guarantee Trustee"), for the benefit of the Holders (as defined herein) from time to time of the Securities (as defined herein) of COMERICA CAPITAL TRUST I, a Delaware statutory business trust (the "Trust").

                                    RECITALS

                  WHEREAS, pursuant to the Declaration (as defined herein), the Trust may issue up to $350,000,000 aggregate liquidation amount of preferred securities, having a liquidation amount of $25 per security and designated the "7.60% Preferred Securities" of the Trust (the "Preferred Securities") and up to $10,824,750 aggregate liquidation amount of common securities, having a liquidation amount of $25 per security and designated the "7.60% Common Securities" of the Trust (the "Common Securities" and, together with the Preferred Securities, the "Securities");

                  WHEREAS, as incentive for the Holders to purchase the Securities, the Guarantor desires irrevocably and unconditionally to agree, to the extent set forth in this Guarantee, to pay to the Holders of the Securities the Guarantee Payments (as defined herein) and to make certain other payments on the terms and conditions set forth herein; and

                  WHEREAS, if a Trust Enforcement Event (as defined herein) has occurred and is continuing, the rights of Holders of the Common Securities to receive Guarantee Payments (as defined herein) under this Guarantee are subordinated to the rights of Holders of Preferred Securities to receive Guarantee Payments under this Guarantee;

                  NOW, THEREFORE, in consideration of the purchase by each Holder of Securities, which purchase the Guarantor hereby agrees shall benefit the Guarantor, the Guarantor executes and delivers this Guarantee for the benefit of the Holders.

                                   ARTICLE 1

                         INTERPRETATION AND DEFINITIONS

         SECTION 1.1. Interpretation and Definitions. In this Guarantee, unless the context otherwise requires:

                  (a) capitalized terms used in this Guarantee but not defined in the preamble above have the respective meanings assigned to them in this Section 1.1;

                  (b) a term defined anywhere in this Guarantee has the same meaning throughout;

                  (c) all references to "the Guarantee" or "this Guarantee" are to this Guarantee as modified, supplemented or amended from time to time;

                  (d) all references in this Guarantee to Articles, Sections and Recitals are to Articles, Sections and Recitals of this Guarantee, unless otherwise specified;

                  (e) unless otherwise defined in this Guarantee, a term defined in the Trust Indenture Act has the same meaning when used in this Guarantee;

                  (f) a reference to the singular includes the plural and vice versa and a reference to any masculine form of a term shall include the feminine form of a term, as applicable; and

                  (g) the following terms have the following meanings:

                  "Affiliate" has the same meaning as given to that term in Rule 405 of the Securities Act of 1933, as amended, or any successor rule thereunder.

                  "Business Day" has the meaning specified in the Declaration.

                  "Common Securities" has the meaning specified in the Recitals hereto.

                  "Corporate Trust Office" means the principal office of the Guarantee Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this Guarantee is located at 250 West Huron Road, Suite 220, Cleveland, Ohio 44113.

                  "Covered Person" means a Holder or beneficial owner of Securities.

                  "Debentures" means the series of junior subordinated debentures to be issued by Comerica Incorporated designated the "7.60% Junior Subordinated Debentures due 2050", held by the Property Trustee as defined in the Declaration.

                  "Declaration" means the Amended and Restated Declaration of Trust, dated as of the date hereof, as amended, modified or supplemented from time to time, among the trustees of the Trust named therein, the Guarantor, as sponsor, and the Holders, from time to time, of undivided beneficial ownership interests in the assets of the Trust.

                  "Global Security" means a fully registered, global Preferred Security, as defined in the Indenture, representing the Preferred Securities.

                  "Guarantee Event of Default" means a default by the Guarantor on any of its payment or other obligations under this Guarantee.

                  "Guarantee Payments" means the following payments or distributions, without duplication, with respect to the Securities, to the extent not paid by or on behalf of the Trust: (i) any accumulated and unpaid Distributions (as defined in the Declaration) that are required to be paid on such Securities to the extent the Trust has sufficient funds available therefor at the time, (ii) the redemption price, including all accumulated and unpaid Distributions to the date of redemption, with respect to any Securities called for redemption by the Trust, to the extent the Trust shall have sufficient funds available therefor at the time or (iii) upon a voluntary or involuntary dissolution, winding-up or termination of the Trust (other than in connection with the distribution of Debentures to the Holders in exchange for Securities as provided in the Declaration), the lesser of (a) the aggregate of the liquidation amount and all accumulated and unpaid Distributions on the Securities to the date of payment, to the extent the Trust has sufficient funds available therefor and (b) the amount of assets of the Trust remaining available for distribution to Holders in liquidation of the Trust (in either case, the "Liquidation Distribution").

                  "Guarantee Trustee" means Chase Manhattan Trust Company, National Association, until a Successor Guarantee Trustee has been appointed and has accepted such appointment pursuant to the terms of this Guarantee and thereafter means each such Successor Guarantee Trustee.

                  "Holder" means any holder of Securities, as registered on the books and records of the Trust; provided, however, that, in determining whether the Holders of the requisite percentage of Preferred Securities have given any request, notice, consent or waiver hereunder, "Holder" shall not include the Guarantor or any Affiliate of the Guarantor or any other obligor on the Preferred Securities.

                  "Indemnified Person" means the Guarantee Trustee, any Affiliate of the Guarantee Trustee, or any officers, directors, shareholders, members, partners, employees, representatives, nominees, custodians or agents of the Guarantee Trustee.

                  "Indenture" means the Indenture, dated as of the date hereof, by and between Comerica Incorporated and Chase Manhattan Trust Company, National Association, as Trustee, and by any indenture supplemental thereto pursuant to which the Debentures are to be issued to the Property Trustee, as defined in the Declaration.

                  "List of Holders" has the meaning assigned to it in Section
2.2 hereof.

                  "Majority in Liquidation Amount" means, except as provided in the terms of the Preferred Securities or by the Trust Indenture Act, Holder(s) of outstanding Securities, voting together as a single class, or, as the context may require, Holders of outstanding Preferred Securities or Holders of outstanding Common Securities, voting separately as a class, who are the record owners of more than 50% of the aggregate liquidation amount (including the stated amount that would be paid on redemption, liquidation or otherwise, plus accumulated and unpaid Distributions to the date upon which the voting percentages are determined) of all outstanding Securities of the relevant class. In determining whether the Holders of the requisite amount of Securities have voted, Securities which are owned by the Guarantor or any Affiliate of the Guarantor or any other obligor on the Securities shall be disregarded for the purpose of any such determination.

                  "Officers' Certificate" means, with respect to any Person, a certificate signed on behalf of such Person by two Authorized Officers (as defined in the Declaration) of such Person.

Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Guarantee shall include:

                           (i) a statement that each officer signing the
                  Officers' Certificate has read the covenant or condition and the definitions relating thereto;

                           (ii) a brief statement of the nature and scope of the
                  examination or investigation undertaken by each officer on behalf of such Person in rendering the Officers' Certificate;

                           (iii) a statement that each such officer has made
                  such examination or investigation as, in such officer's opinion, is necessary to enable such officer on behalf of such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                           (iv) a statement as to whether, in the opinion of
                  each such officer acting on behalf of such Person, such condition or covenant has been complied with.

                  "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

                  "Preferred Securities" has the meaning specified in the Recitals hereto.

                  "Redemption Price" has the meaning specified in the Declaration.

                  "Responsible Officer" means, with respect to the Guarantee Trustee, any officer with direct responsibility for the administration of this Guarantee and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject.

                  "Securities" has the meaning specified in the Recitals hereto.

                  "Successor Guarantee Trustee" means a successor Guarantee Trustee possessing the qualifications to act as Guarantee Trustee under Section 4.1.

                  "Trust Enforcement Event" in respect of the Securities means an Indenture Event of Default (as defined in the Indenture) has occurred and is continuing in respect of the Debentures.

                  "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended from time to time, or any successor legislation.

                                   ARTICLE 2

                               TRUST INDENTURE ACT

         SECTION 2.1. Trust Indenture Act; Application. (a) This Guarantee is subject to the provisions of the Trust Indenture Act that are required to be part of this Guarantee and shall, to the extent applicable, be governed by such provisions.

                  (b) If and to the extent that any provision of this Guarantee limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

         SECTION 2.2. Lists of Holders of Securities. (a) The Guarantor shall provide the Guarantee Trustee (i) except while the Preferred Securities are represented by one or more Global Securities at least one Business Day prior to the date for payment of Distributions, a list, in such form as the Guarantee Trustee may reasonably require, of the names and addresses of the Holders of the Securities ("List of Holders") as of the record date relating to the payment of such Distributions, and (ii) at any other time, within 30 days of receipt by the Guarantor of a written request from the Guarantee Trustee for a List of Holders as of a date no more than 15 days before such List of Holders is given to the Guarantee Trustee; provided that the Guarantor shall not be obligated to provide such List of Holders at any time the List of Holders does not differ from the most recent List of Holders given to the Guarantee Trustee by the Guarantor. The Guarantee Trustee shall preserve, in as current a form as is reasonably practicable, all information contained in Lists of Holders given to it, provided that the Guarantee Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders.

                  (b) The Guarantee Trustee shall comply with its obligations under Sections 311(a), 311(b) and 312(b) of the Trust Indenture Act.

         SECTION 2.3. Reports by Guarantee Trustee. Within 60 days after May 15 of each year (commencing with the year of the first anniversary of the issuance of the Securities), the Guarantee Trustee shall provide to the Holders of the Securities such reports as are required by Section 313 of the Trust Indenture Act (if any) in the form and in the manner provided by Section 313 of the Trust Indenture Act. The Guarantee Trustee shall also comply with the requirements of
Section 313(d) of the Trust Indenture Act.

         SECTION 2.4. Periodic Reports to Guarantee Trustee. The Guarantor shall provide to the Guarantee Trustee such documents, reports and information as required by Section 314(a) (if any) of the Trust Indenture Act and the compliance certificate required by Section 314(a) of the Trust Indenture Act in the form, in the manner and at the times required by Section 314(a) of the Trust Indenture Act, but in no event later than 120 days after the end of each calendar year.

         SECTION 2.5. Evidence of Compliance with Conditions Precedent. The Guarantor shall provide to the Guarantee Trustee such evidence of compliance with any conditions precedent, if any, provided for in this Guarantee that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to
Section 314(c)(1) may be given in the form of an Officers' Certificate.

         SECTION 2.6. Guarantee Event of Default; Waiver. The Holders of a Majority in Liquidation Amount of the Preferred Securities may, by vote or written consent, on behalf of the Holders of all of the Securities, waive any past Guarantee Event of Default and its consequences. Upon such waiver, any such Guarantee Event of Default shall cease to exist, and any Guarantee Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Guarantee, but no such waiver shall extend to any subsequent or other default or Guarantee Event of Default or impair any right consequent thereon.

         SECTION 2.7. Guarantee Event of Default; Notice. (a) The Guarantee Trustee shall, within 90 days after the occurrence of a Guarantee Event of Default actually known to a Responsible Officer of the Guarantee Trustee, transmit by mail, first class postage prepaid, to the Holders of the Securities, notices of all such Guarantee Events of Default, unless such defaults have been cured before the giving of such notice; provided, that the Guarantee Trustee shall be protected in withholding such notice if and so long as a Responsible Officer of the Guarantee Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of the Securities.

                  (b) The Guarantee Trustee shall not be deemed to have knowledge of any Guarantee Event of Default unless the Guarantee Trustee shall have received written notice thereof or a Responsible Officer of the Guarantee Trustee charged with the administration of the Declaration shall have obtained actual knowledge thereof.

         SECTION 2.8. Conflicting Interests. The Declaration shall be deemed to be specifically described in this Guarantee for the purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.

         SECTION 2.9. Disclosure of Information. The disclosure of information as to the names and addresses of the Holders of the Securities in accordance with Section 312 of the Trust Indenture Act, regardless of the source from which such information was derived, shall not be deemed to be a violation of any existing law, or any law hereafter enacted which does not specifically refer to
Section 312 of the Trust Indenture Act, nor shall the Guarantee Trustee be held accountable by reason of mailing any material pursuant to a request made under
Section 312(b) of the Trust Indenture Act.

         SECTION 2.10. Guarantee Trustee May File Proofs of Claim. Upon the occurrence of a Guarantee Event of Default, the Guarantee Trustee is hereby authorized to (a) recover judgment, in its own name and as trustee of an express trust, against the Guarantor for the whole amount of any Guarantee Payments remaining unpaid and (b) file such proofs of claim and other papers or documents as may be necessary or advisable in order to have its claims and those of the Holders of the Securities allowed in any judicial proceedings relative to the Guarantor, its creditors or its property.

                                   ARTICLE 3

                          POWERS, DUTIES AND RIGHTS OF
                                GUARANTEE TRUSTEE

         SECTION 3.1. Powers and Duties of Guarantee Trustee. This Guarantee shall be held by the Guarantee Trustee on behalf of the Trust for the benefit of the Holders of the Securities, and the Guarantee Trustee shall not transfer this Guarantee to any Person except a Holder of Securities exercising his or her rights pursuant to Section 5.4(b) or to a Successor Guarantee Trustee on acceptance by such Successor Guarantee Trustee of its appointment to act as Successor Guarantee Trustee. The right, title and interest of the Guarantee Trustee in and to this Guarantee shall automatically vest in any Successor Guarantee Trustee, and such vesting and succession of title shall be effective whether or not conveyance documents have been executed and delivered pursuant to the appointment of such Successor Guarantee Trustee.

                  (a) If a Guarantee Event of Default actually known to a Responsible Officer of the Guarantee Trustee has occurred and is continuing, the Guarantee Trustee shall enforce this Guarantee for the benefit of the Holders of the Securities.

                  (b) The Guarantee Trustee, before the occurrence of any Guarantee Event of Default and after the curing of all Guarantee Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Guarantee, and no implied covenants shall be read into this Guarantee against the Guarantee Trustee. In case a Guarantee Event of Default has occurred (that has not been cured or waived pursuant to Section 2.6) and is actually known to a Responsible Officer of the Guarantee Trustee, the Guarantee Trustee shall exercise such of the rights and powers vested in it by this Guarantee, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

                  (c) No provision of this Guarantee shall be construed to relieve the Guarantee Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                           (i) prior to the occurrence of any Guarantee Event of
                  Default and after the curing or waiving of all such Guarantee Events of Default that may have occurred:

                                    (A)      the duties and obligations of the
                                             Guarantee Trustee shall be
                                             determined solely by the express
                                             provisions of this Guarantee, and
                                             the Guarantee Trustee shall not be
                                             liable except for the performance
                                             of such duties and obligations as
                                             are specifically set forth in this
                                             Guarantee, and no implied covenants
                                             or obligations shall be read into
                                             this Guarantee against the
                                             Guarantee Trustee; and

                                    (B)      in the absence of bad faith on the
                                             part of the Guarantee Trustee, the
                                             Guarantee Trustee may conclusively
                                             rely, as to
                                             the truth of the statements and the
                                             correctness of the opinions
                                             expressed therein, upon any
                                             certificates or opinions furnished
                                             to the Guarantee Trustee and
                                             conforming to the requirements of
                                             this Guarantee; but in the case of
                                             any such certificates or opinions
                                             that by any provision hereof are
                                             specifically required to be
                                             furnished to the Guarantee Trustee,
                                             the Guarantee Trustee shall be
                                             under a duty to examine the same to
                                             determine whether or not they
                                             conform to the requirements of this
                                             Guarantee;

                           (ii) the Guarantee Trustee shall not be liable for
                  any error of judgment made in good faith by a Responsible Officer of the Guarantee Trustee, unless it shall be proved that the Guarantee Trustee was negligent in ascertaining the pertinent facts upon which such judgment was made;

                           (iii) the Guarantee Trustee shall not be liable with
                  respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a Majority in Liquidation Amount of the Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee, or exercising any trust or power conferred upon the Guarantee Trustee under this Guarantee; and

                           (iv) no provision of this Guarantee shall require the
                  Guarantee Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the Guarantee Trustee shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Guarantee or if the Guarantee Trustee shall have reasonable grounds for believing that an indemnity, reasonably satisfactory to the Guarantee Trustee, against such risk or liability is not reasonably assured to it under the terms of this Guarantee.

         SECTION 3.2. Certain Rights of Guarantee Trustee. (a) Subject to the provisions of Section 3.1:

                           (i) The Guarantee Trustee may conclusively rely, and
                  shall be fully protected in acting or refraining from acting upon, any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed, sent or presented by the proper party or parties;

                           (ii) Any direction or act of the Guarantor
                  contemplated by this Guarantee shall be sufficiently evidenced by an Officers' Certificate;

                           (iii) Whenever, in the administration of this
                  Guarantee, the Guarantee Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting any action hereunder, the Guarantee Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and conclusively rely upon an Officers' Certificate which, upon receipt of such request, shall be promptly delivered by the Guarantor;

                           (iv) The Guarantee Trustee shall have no duty to see
                  to any recording, filing or registration or any instrument (or any rerecording, refiling or re-registration thereof);

                           (v) The Guarantee Trustee may consult with counsel,
                  and the advice or opinion of such counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion. Such counsel may be counsel to the Guarantor or any of its Affiliates and may include any of its employees. The Guarantee Trustee shall have the right at any time to seek instructions concerning the administration of this Guarantee from any court of competent jurisdiction;

                           (vi) The Guarantee Trustee shall be under no
                  obligation to exercise any of the rights or powers vested in it by this Guarantee at the request or direction of any Holder, unless such Holder shall have provided to the Guarantee Trustee such security and indemnity, reasonably satisfactory to the Guarantee Trustee, against the costs, expenses (including attorneys' fees and expenses and the expenses of the Guarantee Trustee's agents, nominees or custodians) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Guarantee Trustee; provided, that nothing contained in this Section 3.2(a)(vi) shall be taken to relieve the Guarantee Trustee, upon the occurrence of a Guarantee Event of Default, of its obligation to exercise the rights and powers vested in it by this Guarantee;

                           (vii) The Guarantee Trustee shall not be bound to
                  make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Guarantee Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit;

                           (viii) The Guarantee Trustee may execute any of the
                  trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, nominees, custodians or attorneys, and the Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

                           (ix) Any action taken by the Guarantee Trustee or its
                  agents hereunder shall bind the Holders, and the signature of the Guarantee Trustee or its agents alone shall be sufficient and effective to perform any such action. No third party shall be required to inquire as to the authority of the Guarantee Trustee to so act or as to its compliance with any of the terms and provisions of this Guarantee, both of which shall be conclusively evidenced by the Guarantee Trustee's or its agent's taking such action; and

                           (x) Whenever in the administration of this Guarantee,
                  the Guarantee Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Guarantee Trustee (i) may request written instructions from the Holders of a Majority in Liquidation Amount of the Securities, (ii) may refrain from enforcing such remedy or right or taking such other action until such written instructions are received and
                  (iii) shall be protected in conclusively relying on or acting in accordance with such written instructions.

                  (b) No provision of this Guarantee shall be deemed to impose any duty or obligation on the Guarantee Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Guarantee Trustee shall be unqualified or incompetent to act in accordance with applicable law, to perform any such act or acts or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Guarantee Trustee shall be construed to be a duty.

         SECTION 3.3. Not Responsible for Recitals or Issuance of Guarantee. The recitals contained in this Guarantee shall be taken as the statements of the Guarantor, and the Guarantee Trustee does not assume any responsibility for their correctness. The Guarantee Trustee makes no representations as to the validity or sufficiency of this Guarantee.

                                   ARTICLE 4

                                GUARANTEE TRUSTEE

         SECTION 4.1. Guarantee Trustee; Eligibility.

                  (a) There shall be at all times a Guarantee Trustee which shall:

                           (i) not be an Affiliate of the Guarantor; and

                           (ii) be a corporation organized and doing business
                  under the laws of the United States of America or any state or territory thereof or of the District of Columbia, or a corporation or other Person permitted by the Securities and Exchange Commission to act as an institutional trustee under the Trust Indenture Act, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least 50 million U.S. dollars ($50,000,000), and subject to supervision or examination by federal, state, territorial or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority referred to above, then, for the purposes of this Section 4.1(a)(ii), the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

                  (b) If at any time the Guarantee Trustee shall cease to be eligible to so act under Section 4.1(a), the Guarantee Trustee shall immediately resign in the manner and with the effect set out in Section 4.2(c).

                  (c) If the Guarantee Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Guarantee Trustee and Guarantor shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

         SECTION 4.2. Appointment, Removal and Resignation of Guarantee Trustee.

                  (a) Subject to Section 4.2(b), unless a Guarantee Event of Default shall have occurred and be continuing, the Guarantee Trustee may be appointed or removed with or without cause at any time by the Guarantor.

                  (b) The Guarantee Trustee shall not be removed in accordance with Section 4.2(a) until a Successor Guarantee Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Guarantee Trustee and delivered to the Guarantor.

                  (c) The Guarantee Trustee appointed to office shall hold such office until a Successor Guarantee Trustee shall have been appointed or until its removal or resignation. The Guarantee Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing executed by the Guarantee Trustee and delivered to the Guarantor, which resignation shall not take effect until a Successor Guarantee Trustee has been appointed and has accepted such appointment by instrument in writing executed by such Successor Guarantee Trustee and delivered to the Guarantor and the resigning Guarantee Trustee (or Successor Guarantee Trustee, as the case may be).

                  (d) If no Successor Guarantee Trustee shall have been appointed and accepted appointment as provided in this Section 4.2 within 60 days after delivery to the Guarantor of an instrument of removal or resignation, the removed or resigning Guarantee Trustee may petition any court of competent jurisdiction for appointment of a Successor Guarantee Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Guarantee Trustee.

                  (e) No Guarantee Trustee shall be liable for the acts or omissions to act of any Successor Guarantee Trustee.

                  (f) Upon termination of this Guarantee or removal or resignation of the Guarantee Trustee (or Successor Guarantee Trustee, as the case may be) pursuant to this Section 4.2, the Guarantor shall pay to the Guarantee Trustee (or Successor Guarantee Trustee, as the case may be) all amounts owing for fees and reimbursement of expenses which have accrued to the date of such termination, removal or resignation.

                                    ARTICLE 5

                                    GUARANTEE

         SECTION 5.1. Guarantee. The Guarantor irrevocably and unconditionally agrees to pay in full to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by the Trust), as and when due, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Trust to pay such amounts to the Holders. Notwithstanding anything to the contrary herein, the Guarantor retains all of its rights under the Indenture to extend the interest payment period on the Debentures pursuant to Section 3.11 thereof and the Guarantor shall not be obligated hereunder to make any Guarantee Payments during any Extension Period (as defined in the certificate evidencing the Debentures) with respect to the Distributions (as defined in the Declaration) on the Securities.

         SECTION 5.2. Waiver of Notice and Demand. The Guarantor hereby waives notice of acceptance of this Guarantee and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Trust or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

         SECTION 5.3. Obligations Not Affected. The obligations, covenants, agreements and duties of the Guarantor under this Guarantee shall be absolute and unconditional and shall remain in full force and effect until the entire liquidation amount of all outstanding Securities shall have been paid and such obligation shall in no way be affected or impaired by reason of the happening from time to time of any event, including without limitation, the following, whether or not with notice to, or the consent of, the Guarantor:

                  (a) The release or waiver, by operation of law or otherwise, of the performance or observance by the Trust of any express or implied agreement, covenant, term or condition relating to the Securities to be performed or observed by the Trust;

                  (b) The extension of time for the payment by the Trust of all or any portion of the Distributions, Redemption Price, Liquidation Distribution or any other sums payable under the terms of the Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with the Securities (other than an extension of time for payment of Distributions, Redemption Price, Liquidation Distribution or other sum payable that results from the extension of any interest payment period on the Debentures);

                  (c) Any failure, omission, delay or lack of diligence on the part of the Property Trustee or the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Property Trustee or the Holders pursuant to the terms of the Securities, or any action on the part of the Trust granting indulgence or extension of any kind;

                  (d) The voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Trust or any of the assets of the Trust;

                  (e) Any invalidity of, or defect or deficiency in, the Securities;

                  (f) The settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

                  (g) Any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Section 5.3 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

                  There shall be no obligation of the Guarantee Trustee or the Holders to give notice to, or obtain consent of the Guarantor or any other Person with respect to the happening of any of the foregoing.

                  No setoff, counterclaim, reduction or diminution of any obligation, or any defense of any kind or nature that the Guarantor has or may have against any Holder shall be available hereunder to the Guarantor against such Holder to reduce the payments to it under this Guarantee.

         SECTION 5.4. Rights of Holders.

                  (a) The Holders of at least a Majority in Liquidation Amount of the Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of this Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under this Guarantee.

                  (b) If the Guarantee Trustee fails to enforce this Guarantee, then any Holder of Securities may, subject to the subordination provisions of
Section 6.2, institute a legal proceeding directly against the Guarantor to enforce the Guarantee Trustee's rights under this Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. In addition, if the Guarantor has failed to make a Guarantee Payment, a Holder of Securities may, subject to the subordination provisions of Section 6.2, directly institute a proceeding against the Guarantor for enforcement of the Guarantee for such payment to the Holder of the Securities of the principal of or interest on the Debentures on or after the respective due dates specified in the Debentures, and the amount of the payment will be based on the Holder's pro rata share of the amount due and owing on all of the Securities. The Guarantor hereby waives any right or remedy to require that any action on this Guarantee be brought first against the Trust or any other person or entity before proceeding directly against the Guarantor.

         SECTION 5.5. Guarantee of Payment. This Guarantee creates a guarantee of payment and not of collection.

         SECTION 5.6. Subrogation. The Guarantor shall be subrogated to all (if any) rights of the Holders of Securities against the Trust in respect of any amounts paid to such Holders by the Guarantor under this Guarantee; provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any right that it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Guarantee, if at the time of any such payment, any amounts are due and unpaid under this Guarantee. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Guarantee Trustee for the benefit of the Holders.

         SECTION 5.7. Independent Obligations. The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Trust with respect to the Securities, and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Guarantee notwithstanding the occurrence of any event referred to in subsections 5.3(a) through 5.3(g), inclusive, hereof.

         SECTION 5.8. Waiver Under Indenture and Debentures. Any waiver by the Holders of any rights under the Indenture or the Declaration shall constitute a waiver of their rights hereunder to the full extent of such waiver.


                                   ARTICLE 6

                    LIMITATION OF TRANSACTIONS; SUBORDINATION

         SECTION 6.1. Limitation of Transactions. So long as any Securities remain outstanding, if (i) there shall have occurred an event of default under the Indenture with respect to the Debentures, (ii) there shall be a Guarantee Event of Default or (iii) the Guarantor shall have given notice of its election of an Extension Period as provided in the certificate evidencing the Debentures and shall not have rescinded such notice, or such Extension Period or any extension thereof shall be continuing, then the Guarantor shall not, and shall not permit any subsidiary of the Guarantor to, (x) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Guarantor's capital stock or (y) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Guarantor that rank on a parity with or junior in interest to the Debentures or make any guarantee payments with respect to any guarantee by the Guarantor of the debt securities of any subsidiary of the Guarantor if such guarantee ranks on a parity with or junior in interest to the Debentures (other than (a) repurchases, redemptions or other acquisitions of shares of the Guarantor's capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of the Guarantor's capital stock (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the applicable default, Guarantee Event of Default or Extension Period, as the case may be, (b) as a result of an exchange or conversion of any class or series of the Guarantor's capital stock (or any capital stock of a subsidiary of the Guarantor) for any class or series of the Guarantor's capital stock or of any class or series of the Guarantor's indebtedness for any class or series of the Guarantor's capital stock, (c) the purchase of fractional interests in shares of the Guarantor's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (d) any declaration of a dividend in connection with any shareholders' rights plan, or the issuance of rights, stock or other property under any such plan in the future, or the redemption or repurchase of rights pursuant thereto, (e) payments under this Guarantee with respect to the Securities, or (f) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock).

         SECTION 6.2. Ranking. This Guarantee will constitute an unsecured obligation of the Guarantor and will rank subordinate and junior in right of payment to all Senior Debt (as defined in the Indenture) of the Guarantor in the same manner and to the same extent as set forth in Article XIII of the Indenture.

         SECTION 6.3. Subordination of Common Securities. If a Trust Enforcement Event has occurred and is continuing under the Declaration, the rights of the holders of the Common Securities to receive Guarantee Payments hereunder shall be subordinated to the rights of the Holders of the Preferred Securities to receive Guarantee Payments under this Guarantee.

                                    ARTICLE 7

                                   TERMINATION

                  This Guarantee shall terminate upon (i) full payment of the Redemption Price of all Securities, (ii) distribution of the Debentures to the Holders of all the Securities or (iii) full payment of the amounts payable in accordance with the Declaration upon liquidation of the Trust. Notwithstanding the foregoing, this Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any Holder of Securities must restore payment of any sums paid under the Securities or under this Guarantee.

                                    ARTICLE 8

                                 INDEMNIFICATION

         SECTION 8.1. Exculpation. No Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Guarantor or any Covered Person for any loss, damage, liability, expense or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith in accordance with this Guarantee and in a manner that such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Guarantee or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's negligence or willful misconduct with respect to such acts or omissions.

                  (a) An Indemnified Person shall be fully protected in relying in good faith upon the records of the Guarantor and upon such information, opinions, reports or statements presented to the Guarantor by any Person as to matters the Indemnified Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Guarantor, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which Distributions to Holders of Securities might properly be paid.

         SECTION 8.2. Indemnification. The Guarantor agrees to indemnify each Indemnified Person for, and to hold each Indemnified Person harmless against any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against, or investigating, any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The provisions of this
Section 8.2 shall survive the termination of this Guarantee or the resignation or removal of the Guarantee Trustee.

                                    ARTICLE 9

                                  MISCELLANEOUS

         SECTION 9.1. Successors and Assigns. All guarantees and agreements contained in this Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of the Securities then outstanding.

         SECTION 9.2. Amendments. Except with respect to any changes that do not materially adversely affect the rights of the Holders (in which case no consent of the Holders will be required), this Guarantee may not be amended without the prior approval of the Holders of at least a Majority in Liquidation Amount of the Securities. The provisions of Section 11.2 of the Declaration with respect to meetings of, and action by written consent of, the Holders of the Securities apply to the giving of such approval.

         SECTION 9.3. Notices. All notices provided for in this Guarantee shall be in writing, duly signed by the party giving such notice, and shall be delivered by hand, telecopied or mailed by registered or certified mail, as follows:

                  (a) If given to the Guarantee Trustee, at its Corporate Trust Office (or such other address as the Guarantee Trustee may give notice of to the Guarantor and the Holders of the Securities).

                  (b) If given to the Guarantor, at the Guarantor's mailing addresses set forth below (or such other address as the Guarantor may give notice of to the Guarantee Trustee and the Holders of the Securities):


                           Comerica Incorporated
                           Comerica Tower at Detroit Center
                           Detroit, Michigan 48226
                           Attn: Mark W. Yonkman, MC 3391

                  (c) If given to any Holder of Securities, at the address set forth on the books and records of the Trust.

                  All such notices shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid, except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

         SECTION 9.4. Benefit. This Guarantee is solely for the benefit of the Holders of the Securities and, subject to Section 3.1(a), is not separately transferable from the Securities.

         SECTION 9.5. Governing Law. THIS GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.




  [The rest of this page has been left blank intentionally; the signature page follows.]

                  IN WITNESS WHEREOF, this Guarantee is executed as of the day and year first above written.

                                   COMERICA INCORPORATED,
                                     as Guarantor


                                   By:
                                       -----------------------------------------
                                         Name:  Mark W. Yonkman
                                         Title: First Vice President, Assistant
                                                Secretary and General Counsel --
                                                Investment Bank & Corporate
                                                Finance



                                   CHASE MANHATTAN TRUST COMPANY,
                                   NATIONAL ASSOCIATION
                                     as Guarantee Trustee



                                   By:
                                       -----------------------------------------
                                         Name:  D. Kovach
                                         Title: Assistant Vice President